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                                                                   Exhibit 10.32

                                 -CONFIDENTIAL-

                             ASSIGNMENT OF WARRANTS

         This Assignment of Warrants (this "Assignment") is entered into effective as of June 26, 2002, by and between Dynegy Connect, L.P., a Delaware limited partnership (Assignor"), and Tellium, Inc., a Delaware corporation ("Assignee," together with Assignor, the "Parties").

                                R E C I T A L S:

         WHEREAS, Extant, Inc. ("Extant") and Assignee entered into a Purchase Agreement, made as of September 21, 1999 (as amended, the "Purchase Agreement"); and


         WHEREAS, Extant was acquired by and merged into an affiliate of Assignor, Dynegy Global Communications, Inc. ("Dynegy Global"), on September 29, 2000; and

         WHEREAS, as part of the merger, substantially all of the assets formerly held by Extant were contributed by Dynegy Global to Dynegy Connect, L.P., a Delaware limited partnership owned 80% by subsidiaries of Dynegy Inc. and 20% by a subsidiary of Telstra, Inc.; and

         WHEREAS, the contributed assets included the Purchase Agreement, except for the beneficial rights under the warrants granted by Assignee as part of the Purchase Agreement (the "Warrants"); and

         WHEREAS, the Warrants are now beneficially owned by Assignor (80%) and Telstra Holdings Pty Limited (20%); and

         WHEREAS, Assignor wishes to sell, assign, transfer, and deliver to Assignee, and Assignee desires to purchase and receive from Assignor, all of Assignor's rights, title, and interest in and to the Warrants on the terms set forth herein;

                              A G R E E M E N T:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

         1. Transfer of Warrants. Subject to the provisions hereof and the relevant provisions of the Purchase Agreement, Assignor hereby sells, assigns, transfers, and delivers to Assignee, and Assignee hereby accepts and assumes from Assignor, all of Assignor's right, title and interest in and to, and al of Assignor's obligations and liabilities with respect to, the Warrants to purchase 4,180,800 shares of common stock of Tellium, Inc., par value $0.001 per share (the

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"Assumed Obligations"). Assignee agrees to be bound by and to comply with the provisions of the Purchase Agreement applicable to it as a substituted beneficial owner of the Warrants. Without limiting Section 4 below, Assignee agrees to use commercially reasonable efforts to take all actions necessary to complete the assignment and transfer of the Warrants in accordance with this Assignment, the Purchase Agreement, the other documents relating to the Warrants, Assignee's formation and governance documents, including the stock register, and all applicable laws.

         2. Consideration. On or before June 26, 2002, Assignee shall pay to Assignor the sum of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000) ("Warrant Purchase Price") for its acquisition of all of Assignor's right, title, and interest in and to the Warrants and its assumption of the Assumed Obligations. Payment of the Warrant Purchase Price shall be made by wire transfer of immediately available funds, in the currency of the United States of America, to the account designated by Assignor.

         3. Representations. Assignor represents and warrants to Assignee that Assignor has the right to transfer all of its rights, title, and interest in and to the Warrants, subject to the terms hereof and the terms of the Purchase Agreement, and further represents and warrants that there are no liens on its rights, title, and interest in the Warrants exclusive to the Warrants. Assignor represents and warrants to Assignee that the execution, delivery, and performance of the Assignment are within its powers, have been duly authorized by all necessary action, and do not violate its governing documents, or any binding agreement between it and any third party (other than Assignee). The Assignee represents and warrants to Assignor that, by assignment hereof, this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Assignee shall not offer, sell, or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. THE PARTIES MAKE NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE WARRANTS, ANY OF ITS RIGHTS, TITLE, OR INTERESTS THEREIN OR THERETO, OR THIS ASSIGNMENT, AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES, OF ANY KIND OR CHARACTER, ARE EXPRESSLY DISCLAIMED.

         4. Further Assurances. Each Party, upon request of the other Party, agrees to execute and deliver such further documents and instruments, and to perform such further acts, as may be necessary and commercially reasonable to accomplish and give full effect to this Assignment and the transfer contemplated hereunder of Assignor's rights, title, and interest in and to, and the Assumed Obligations with respect to, the Warrants.

         5. Confidentiality; Public Statements.

         (a) Each Party will maintain in confidence, and cause its affiliates and their respective officers, directors, partners, members, employees, agents, representatives, and lenders to maintain in confidence, any written, oral or other information obtained in confidence from the other Party in connection with this Assignment or the transactions contemplated hereby unless such information is already known to such Party, is obtained from a person not otherwise bound


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by a duty of confidentiality, becomes publicly available through no breach of this Assignment by such Party, or unless the use of such information is necessary in making any government filing or obtaining any government consent or approval required for the consummation of the transactions contemplated hereby, or unless the furnishing or use of such information is required by any legal proceeding, rule, regulation, applicable law, or the rules of any stock exchange, provided that prior to furnishing or using such information in connection with any legal proceeding, rule, regulation, applicable law, or the rules of any stock exchange, the disclosing Party shall give the non-disclosing Party prompt written notice in advance of the required disclosure so that an appropriate protective order may be sought by the non-disclosing Party, if appropriate. Notwithstanding the foregoing, this Section 5(a) shall not affect any other confidentiality agreement between the Parties.

         (b) Before a Party or any of their affiliates releases any information concerning this Assignment or the transactions or matters contemplated hereby which is intended for or may result in public dissemination thereof, it shall cooperate with the other Party, shall furnish drafts of all documents or proposed oral statements to the other Party, provide the other Party the opportunity to review and comment upon any such documents or statements, and shall not release or permit the release of any such information without the written consent of the other Party, except to the extent required by any legal proceeding, rule, regulation, applicable law or the rules of any securities exchange or automated quotation system on which its securities or those of its affiliate are traded.

         6. Release and Indemnity

         (a) Assignee (on behalf of itself and its affiliates) does hereby release, acquit, and forever discharge Assignor, its affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, and lenders (collectively, "Dynegy Released Persons") from any and all demands, claims, suits, actions, proceedings, and investigations, at common law, statutory, contractual or otherwise, known or unknown, contingent or otherwise, suspected or unsuspected, asserted or unasserted, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise, which the Assignee currently has or might have against the Dynegy Released Persons, that now exist or may arise in the future out of any Assumed Obligation (collectively "Claims"). THE CLAIMS RELEASED SHALL ALSO INCLUDE THOSE CLAIMS ARISING OUT OF THE STRICT LIABILITY OR THE NEGLIGENCE OF ANY PARTY, INCLUDING BUT NOT LIMITED TO THE DYNEGY RELEASED PERSONS, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE. Neither Assignee nor any of its affiliates shall file or bring any Claim in or before any city, state, federal, or other government court or agency or arbitration tribunal with respect to any Claim. Assignee shall not transfer any Claim to any third party.

         (b) Assignee shall defend, indemnify, and hold harmless the Dynegy Released Persons from and against (i) any and all Claims released herein that may at any time be asserted by Assignee or by any other person or entity, by assignment, subrogation or otherwise, by, through, under or on behalf of Assignee, and for all judgments, damages, losses, fines, penalties, costs, and expenses, including, without limitation, legal expenses (collectively, "Losses")


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suffered or incurred by the Dynegy Released Persons in defending against any
Claims, except for Claims or Losses brought by third parties contesting Assignor's right, title, and interest in the Warrants. The indemnification rights under this Section 6(b) are independent of and in addition to such rights and remedies as Assignor and the other Dynegy Released Persons may have at law or in equity or otherwise for any misrepresentation, breach of warranty, or failure to fulfill, satisfy, or comply with any agreement, covenant, obligation, or condition hereunder by Assignee, none of which rights or remedies shall be affected or diminished hereby.

         7. Miscellaneous.

         (a) Except as otherwise provided or contemplated herein, (i) nothing in this Assignment, expressed or implied, shall give or be construed to give any person or entity, other than the Parties and their successors and assigns, any legal or equitable right, remedy, or claim under or in respect to this Assignment or under any covenant, condition or provision contained herein, and
(ii) all such covenants, conditions and provisions shall be for the sole benefit of the Parties.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES (I) THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, AND (II) THAT IT HAS READ THIS ASSIGNMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS, AND EFFECT OF THIS ASSIGNMENT. EACH PARTY FURTHER AGREES THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY PROVISONS OF THIS ASSIGNMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISION IS NOT "CONSPICUOUS".

         (c) Any waiver of any provision of this Assignment must be specifically expressed in a written agreement signed by the Parties. No waiver, express or implied, by any Party of any breach or default by the other Party in the performance of its obligations hereunder shall be deemed or construed to be a waiver of any other breach or default under this Assignment. Failure on the part of any Party to complain of any act or omission of any other Party, or to declare such other party in default irrespective of how long such failure continues, shall not constitute a waiver hereunder. No notice to or demand on a defaulting Party shall entitle such defaulting Party to any other or further notice or demand in similar or other circumstances.

         (d) This Assignment shall be binding upon and inure to the benefit of the Parties, their legal representatives, and permitted successors and assigns. This Assignment may not be assigned by a Party without the other Party's written consent, which shall not be unreasonably withheld or delayed.

         (e) This Assignment shall be subject to, governed by, and construed in accordance with, the substantive and procedural laws of the state of Texas, without reference to its principles of conflict of laws.


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         (f) The terms of this Assignment may not be modified, amended, or otherwise changed except pursuant to a written agreement signed by both Parties.

         (g) This Assignment may be executed in one or more counterparts, all of which when taken together shall constitute one and the same instrument. All such counterparts together shall constitute one instrument.

         (h) All notices, demands, and consents provided for in this Assignment shall be in writing and shall be given to the Parties at the addresses set forth below, or at such other addresses as the Party may hereafter specify in writing.

         If to Assignor:

                  Dynegy Connect, L.P.
                  1000 Louisiana, suite 5800
                  Houston, Texas  77002
                  Attn:  James E. Miller
                  Fax:  (713) 767-5010

                  With a copy to:

                  Dynegy Connect, L.P.
                  6446 S. Kenton Street, Suite 170
                  Englewood, CO  80111
                  Attn:  Legal Counsel
                  Fax:  (720) 833-6499

         If to Assignee:

                  Tellium, Inc.
                  2 Crescent Place
                  P.O. Box 901
                  Oceanport, NJ  07757-0901
                  Attn:  President
                  Fax:  (732) 923-9805

Such notices may be delivered by hand or by telex or facsimile or may be mailed, postage prepaid, by certified or registered mail, by a deposit in a depository for the receipt of mail regularly maintained by the United States Postal Service. All notices which are hand delivered or delivered by telex, telegram or telecopy during the recipient's normal business hours shall be deemed given on the date of delivery. Notices delivered after normal business hours shall be deemed given on the business day following the date of delivery. Except as otherwise provided herein, all notices which are mailed in the manner provided above shall be deemed given upon receipt.


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         (i) Each Party shall bear its own expenses and costs incurred in connection with the preparation, execution, and performance of this Assignment and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants. Notwithstanding the foregoing, all sales, transfer, and other taxes, fees, or charges (other than income taxes) arising from, or attributable or related to, the sale, transfer or assignment to Assignee pursuant to this Assignment ("Taxes") shall be borne by Assignee, and Assignee shall defend, indemnify, and hold harmless Assignor, its affiliates, and their respective officers, directors, partners, members, employees, agents, and representatives from and against any Claims for Taxes and any associated Losses.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of and on the date first written above by their duly authorized officers.

                             TELLIUM, INC.


                             By:      /s/ Michael J. Losch
                                ------------------------------------------------
                             Name:  Michael J. Losch
                             Title: CFO, Secretary and Treasurer

                             DYNEGY CONNECT, L.P.


                             By:      /s/ Ken Snyder
                                ------------------------------------------------
                             Name:   Ken Snyder
                             Title:  President

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